CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 21, 2011, relating to the financial statements and financial highlights which appear in the February 28, 2011 Annual Reports to Shareholders of Invesco Van Kampen High Yield Municipal Fund, Invesco Van Kampen Intermediate Term Municipal Income Fund, Invesco Van Kampen Municipal Income Fund, Invesco Van Kampen New York Tax Free Income Fund, Invesco High Income Municipal Fund, Invesco Tax-Exempt Cash Fund and Invesco Tax-Free Intermediate Fund, seven of the funds constituting AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Persons to Whom Invesco Provides Non-Public Portfolio Holdings on an Ongoing Basis” and “Other Service Providers” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
June 21, 2011